Exhibit 3.1

AMENDED AND RESTATED
BYLAWS
OF
PURE CYCLE CORPORATION
(restated as of May 2, 2023)

ARTICLE I
OFFICES

1.1Principal Office.

The principal office of Pure Cycle Corporation (“Corporation”) shall be designated from time to time by the board of directors and may be within or outside the State of Colorado. The Corporation may have offices at such other places as the board of directors from time to time may determine or as the business of the Corporation may require.

1.2Registered Office.

The registered office of the Corporation, required by the Colorado Business Corporation Act (“Act”) to be maintained in Colorado, may, but need not, be identical with the principal office if located in the State of Colorado. The address of the registered office may be changed from time to time by the board of directors.

ARTICLE II
SHAREHOLDERS

2.1Annual Meetings.

The annual meeting of shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on the date and at the time fixed, from time to time, by a resolution of the board of directors. Subject to Section 2.3 of these bylaws, each such annual meeting shall be held at such place, within or without the State of Colorado, as shall be determined by the board of directors. The day, time, and place, if any, of each annual meeting shall be specified in the notice of such annual meeting. Any annual meeting of shareholders may be adjourned from day to day, time to time, and place to place until its business is completed. Failure to hold the annual meeting of shareholders at the designated time shall not affect the validity of any action taken by the Corporation nor result in the dissolution of the Corporation.

2.2Special Meetings.

Except as otherwise required by law or by the Articles of Incorporation of the Corporation (“Articles of Incorporation”), special meetings of shareholders may be called by the chair of the board, the chief executive officer, the president, or the board of directors pursuant to a resolution approved by a majority of the entire board of directors or a sole remaining director. The Corporation shall also hold a special shareholders’ meeting if it receives one or more written demands for the meeting, signed and dated by the holders of shares representing at least ten (10%) percent of all the votes entitled to be cast on any issue proposed to be considered at the meeting. A written request for a meeting delivered by shareholders shall state the purpose or purposes of the meeting (with respect to a matter or matters proper for shareholder action pursuant to the Articles of Incorporation, these bylaws, and applicable law), shall be delivered to the secretary, and shall comply with the requirements set forth in Section 2.11(c)-(g), of these bylaws. The term “entire board of directors,” as used in these bylaws, means the total number of directors which the Corporation would have if there were no vacancies. Only business within the purpose or purposes described in the notice of the meeting may be conducted at a special shareholders’ meeting.

2.3Remote Communication.

The board of directors may determine, in its discretion, that any meeting of the shareholders may be held solely by means of remote communication, without designating a place for a physical assembly of shareholders. The board of directors may authorize shareholders to participate in any annual or special meeting of shareholders by means of remote communication, subject to the conditions imposed by applicable law and any guidelines and procedures adopted by the board of directors. At any meeting in which shareholders can participate by means of remote communication, the Corporation shall implement reasonable measures to: (i) verify that each person participating by such means is a shareholder or a shareholder’s proxy; and (ii) provide such shareholders and proxies a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to communicate, and to read or hear the proceedings of the meeting, substantially concurrently with such proceedings.

2.4Shareholder Action.

Any action required or permitted to be taken by the shareholders of the Corporation shall be effected at a duly called annual or special meeting of such shareholders, or without a meeting, without prior notice and without a vote, if the requisite shareholders entitled to vote execute a consent in writing setting forth the action so taken.

No action taken by written consent shall be effective unless, within sixty (60) days after the date the Corporation first receives a writing describing and consenting to the action and signed by a shareholder, the Corporation has received writings that describe and consent to the action, signed by shareholders holding at least the number of shares necessary to authorize or take the action (disregarding any consent that has been revoked as provided below). Action taken pursuant to this Section shall be effective as of the date the last writing necessary to effect the action is received by the Corporation, unless all of the writings necessary to effect the action specify another date, which may be before or after the date the writings are received by the Corporation. Such action shall have the same effect as action taken at a meeting of shareholders and may be described as such in any document. Any shareholder who has signed a writing describing and consenting to an action taken pursuant to this Section may revoke such consent by a writing signed by the shareholder describing the action and stating that the shareholder’s prior consent thereto is revoked, if such writing is received by the Corporation before the effectiveness of the action.

If written action is taken with less than unanimous consent of all shareholders entitled to vote upon the action, the Corporation or shareholders taking the action shall, upon receipt by the Corporation of all writings necessary to effect the action, give notice of the action to all shareholders who were entitled to vote upon the action but who have not consented to the action as herein provided. The notice shall contain or be accompanied by the same material, if any, that would have been required under the Act to be given to shareholders in or with notice of the meeting at which the action would have been submitted to the shareholders.

2.5Notice of Meeting.

Except as otherwise required by statute or the Articles of Incorporation, written notice stating the date, time, and place, if any, of the meeting, the means of remote communication authorized by the board of directors, if any, by which shareholders can participate in the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, except that if the number of authorized shares is to be increased, at least thirty (30) days’ notice shall be given, either personally or by telephone, electronic transmission, mail, or private carrier, to each shareholder of record entitled to vote at such meeting.

2.6Waiver of Notice.

Attendance of a shareholder of the Corporation, either in person or by proxy, at any meeting, whether annual or special, shall constitute a waiver (i) of lack of notice or defective notice of such meeting, except where a shareholder at the beginning of the meeting objects to the holding of the meeting or transacting business at the meeting because of lack of notice or defective notice and (ii) of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented. A written waiver of notice of any such meeting waiver, signed by the shareholder or shareholders entitled to such notice, whether before, at or after the time for notice or the time of the meeting, shall be equivalent to notice. Neither the business to be transacted at, nor the purposes of, any meeting need be specified in any written waiver of notice. Waivers shall be delivered to the Corporation for inclusion in the minutes or filing with the corporate records, but such delivery and filing shall not be conditions of the effectiveness of the waiver.

2.7Voting List.

After fixing a record date for a shareholders’ meeting, the secretary shall prepare a complete list of the shareholders entitled to be given notice of the meeting. The list shall be arranged by voting groups, and within each voting group by class or series of shares, shall be alphabetical within each class or series, and shall show the address of and the number of shares of each such class and series that are registered in the name of each shareholder. Such list shall be available for inspection by any shareholder beginning at the earlier of ten (10) days before the meeting for which the list was prepared or two (2) business days after the notice is given and continuing through the meeting, and any adjournment thereof, during ordinary business hours either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the principal office of the Corporation.

If the meeting is to be held at a place, the Corporation shall make the shareholders’ list available at the meeting, and any shareholder (or shareholder’s agent or attorney) is entitled to inspect the list at any time during the meeting or any adjournment. If the meeting is to be held solely by means of remote communication, the list must also be open to inspection during the meeting on a reasonably accessible electronic network, and the Corporation shall provide, with the notice of the meeting, all information required to access the list.

2.8Quorum.

Except as otherwise required by law, the Articles of Incorporation, or these bylaws, the holders of not less than a majority of the shares entitled to vote at any meeting of the shareholders, present in person, by the use of remote communication or by proxy, shall constitute a quorum. If a quorum exists, action on a matter other than the election of directors by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless a greater number of affirmative votes is required by law or by the Articles of Incorporation. Cumulative voting shall not be permitted in the election of directors or otherwise. At each election for directors, each shareholder entitled to vote at such election has the right to vote all of the shareholder’s votes for as many individuals as there are directors to be elected and for whose election the shareholder has a right to vote. In an election of directors, that number of candidates equaling the number of directors to be elected, having the highest number of votes cast in favor of their election, are elected to the board of directors. Once a share is present for any purpose at a meeting, including the purpose of determining that a quorum exists, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of the meeting, unless otherwise provided in the Articles of Incorporation or unless a new record date is or shall be set for that adjourned meeting. If a quorum shall fail to attend any meeting, the chair of the meeting may adjourn the meeting from time to time, without notice if the time and place are announced at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

2.9Record Date.

In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting or at any adjournment of a meeting of shareholders; entitled to receive payment of any dividend or other distribution or allotment of any rights; entitled to exercise any rights in respect of any change, conversion or exchange of stock; or for the purpose of any other lawful action; the board of directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors. The record date shall not be fixed more than seventy (70) days before the date of the proposed action. If no record date is fixed: (i) the record date for determining shareholders entitled to notice of or to vote at any meeting shall be the close of business on the day immediately preceding the day on which notice is given or, if notice is waived by all shareholders, at the close of business on the day immediately preceding the day on which the meeting is held; and (ii) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating to such other purpose. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting, and the board of directors shall set a new record date if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

Notwithstanding the above, the record date for determining the shareholders entitled to take action without a meeting or entitled to be given notice of action so taken shall be the date a writing upon which the action is taken is first received by the Corporation. The record date for determining shareholders entitled to demand a special meeting shall be the date of the earliest of any of the demands pursuant to which the meeting is called, or the date that is sixty (60) days before the date the first of such demands is received by the Corporation, whichever is later.

2.10Procedure.

The order of business and all other matters of procedure at every meeting of the shareholders may be determined by the presiding officer.

2.11Advance Notice of Shareholder Nominations and Proposals at Annual Meetings.

(a)Nominations of individuals for election as directors and the proposal of business to be considered by the shareholders at an annual meeting of the shareholders may be made only (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the board of directors, or (iii) by any shareholder of the Corporation who was (A) a shareholder of record of the Corporation, both at the time of giving of notice provided for in this Section 2.11 and on the record date for the determination of shareholders entitled to vote at the annual meeting, (B) who is entitled to vote at the meeting upon such election of directors or such business, as the case may be, and (C) who complies with the notice procedures set forth in this Section 2.11 as to such nomination or business. The preceding clause (C) shall be the exclusive means for a shareholder to make nominations or submit other business before an annual meeting of shareholders, other than matters brought under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The number of nominees a shareholder may nominate for election at the annual meeting shall not exceed the number of directors to be elected at such annual meeting. No additional or substitute shareholder nominations will be considered following the nomination deadlines set forth in this Section 2.11. In addition, for business (other than the nomination of individuals for election as directors ) to be properly brought before an annual meeting by a shareholder, such business must be a proper matter for shareholder action pursuant to the Articles of Incorporation, these bylaws, and applicable law.

(b)(i) For a nomination or other business to be properly brought before a meeting by a shareholder, a shareholder’s notice relating to the annual meeting shall be delivered to the secretary at the principal executive offices of the Corporation not less than one hundred twenty (120) or more than one hundred eighty (180) days prior to the first anniversary (the “Anniversary”) of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of shareholders. However, if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the

Anniversary of the preceding year’s annual meeting, then notice by the shareholder to be timely must be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the fifteenth (15th) day following the day on which public announcement of the date of such meeting is first made. A deadline described in this paragraph shall be referred to as a “Proposal Notice Deadline.” In no event shall an adjournment, recess, postponement or rescheduling of a meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

(c)To be in proper form a shareholder’s notice (“Proposal Notice”) delivered to the secretary shall be in writing and must set forth:

(i)as to each individual, if any, whom the shareholder proposes to nominate for election or re-election as a director (A) the name and address of the shareholder who intends to make the nomination and of the individual or individuals to be nominated; (B) the class and number of shares of the Corporation that the shareholder owns and is entitled to vote; (C) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (D) as to each individual the shareholder proposes to nominate for election or re-election as a director, all information relating to the individual that is required to be disclosed in solicitations of proxies for the election of directors in a contested election of directors, or that is otherwise required, in each case pursuant to Section 14 under the Exchange Act, and the rules and regulations promulgated thereunder; (E) a questionnaire with respect to the background and qualifications of the nominee completed by the nominee in the form required by the Corporation (which questionnaire shall be provided by the secretary of the Corporation upon written request); (F) a representation that (1) the shareholder is entitled to vote at such meeting, will be a shareholder through the date of such meeting, and intends to appear in person or by proxy at the meeting to nominate the individual or individuals specified in the notice; (2) that the shareholder intends to solicit the holders of at least sixty-seven (67) percent of the voting power of all of the shares of capital stock of the Corporation entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees and to include a statement to that effect in its proxy statement or form of proxy, and (3) that the shareholder will provide any other information relating to such nomination that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the nomination proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; and (G) the consent of each nominee to (1) a background check, (2) being named as nominee in any proxy statement and form of proxy for the applicable meeting, (3) not being or becoming party to an agreement with a third party regarding their service as a director of the Corporation, including compensation, reimbursement or indemnification in connection such service, and (4) serving as a director of the Corporation if so elected; and

(ii)as to any other business that the shareholder proposes to bring before the meeting, (A) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and the text of the proposal or business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend these bylaws, the text of the proposed amendment), (B) any material interest in such business of such shareholder or any affiliate or associate thereof, (C) a description of all arrangements or understandings between the shareholder, on the one hand, and any other person or persons (naming such person or persons), on the other hand, regarding the proposal, (D) a representation as to whether the shareholder, or any affiliate or associate thereof, is or intends to solicit proxies in support of the proposal, and (E) all other information relating to the proposal, the shareholder or any affiliate or associate thereof that would be required to be disclosed in a proxy statement or other filing in connection with the matter to be brought before the meeting pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

(d)A shareholder shall update and supplement its Proposal Notice as necessary, from time to time, so that the information provided or required to be provided in such notice pursuant to this Section 2.11 shall be true, correct, and complete in all respects not only prior to the Proposal Notice Deadline but also at all times thereafter and prior to the meeting, and such update and supplement shall be received by the secretary of the Corporation not later than the earlier of (i) five (5) business days following the occurrence of any event, development or occurrence that would cause the information provided in the Proposal Notice to be not true, correct, and complete in all respects, or (ii) ten (10) business days prior to the publicly disclosed date of the meeting at which such nomination(s) or proposal therein are to be considered; provided, however, that should any such event, development, or occurrence take place within ten (10) business days prior to such meeting, such update and supplement shall be received by the secretary of the Corporation not later than one (1) business day following any such event, development or occurrence. For the avoidance of doubt, the updates required pursuant to the previous sentence do not cause a Proposal Notice that was not true, correct, and complete in all respects and in compliance with this Section 2.11 when first delivered to the Corporation prior to the Proposal Notice Deadline to thereafter be in proper form in accordance with this Section 2.11.1

(e)Notwithstanding the foregoing provisions of this section, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder, including, but not limited to, Rule 14a-19 of the Exchange Act, with respect to the matters set forth in this Section 2.11. With respect to a proposed director nomination, the shareholder making the nomination shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence (as determined by the Corporation or one of its representatives in good faith) that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

(f)The chair of the meeting shall have the power and duty to determine whether any proposed nominee or proposal of business was properly brought before the meeting in accordance with the procedures set forth in this Section 2.11. If such chair determines that any proposed nominee or proposal of business was not brought before the meeting in compliance with this Section 2.11, the chair shall declare to the meeting that the nomination of such

1 This alternative provision addresses the new universal proxy rules.

proposed nominee shall be void and disregarded or such proposed business shall not be transacted, and no vote shall be taken with respect to such nomination or proposed business, notwithstanding any proxies with respect to such nomination or proposed business having been received by the Corporation.

(g)Notwithstanding the foregoing provisions of this section, unless otherwise required by law, if the shareholder (or a proxy of the shareholder appointed in accordance with the Act) does not appear at the annual meeting of shareholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. Proxies received in respect of such vote for a disregarded nomination or proposed business will be treated as abstentions.

(h)Nothing in this section shall affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. Nothing in this section shall affect any rights of shareholders, if any, to have any nominee included in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

2.12Special Meeting Proposals.

(a)Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of individuals for election to the board of directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation's notice of meeting:

(i)by or at the direction of the board of directors, or

(ii)provided that the board of directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who complies with the applicable procedures set forth in Section 2.11 as to such nomination, is a shareholder of record of the Corporation at the time the notice provided for in Section 2.11 is delivered to the secretary of the corporation and at the time of the special meeting, and is entitled to vote at the meeting and upon such election.

(b)In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the board of directors, any such shareholder may nominate an individual or individuals (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice required by Section 2.11 hereof with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by these bylaws) shall be delivered to the secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not before than the close of business on the later of (i) the ninetieth (90th) day prior to such special meeting or (ii) the fifteenth (15th) day following the day on which public announcement of the date of such meeting is first made. In no event shall an adjournment, recess, postponement or rescheduling of a meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

(c)Notwithstanding the foregoing provisions of this section, unless otherwise required by law, if the shareholder (or a proxy of the shareholder appointed in accordance with the Act) does not appear at the special meeting of shareholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. Proxies received in respect of such vote for a disregarded nomination or proposed business will be treated as abstentions.

(d)The chair of the meeting shall have the power and duty to determine whether any proposed nominee was properly brought before the meeting in accordance with the procedures set forth in Sections 2.11 and 2.12. If the chair of the meeting determines that any proposed nominee was not brought before the meeting in compliance with Sections 2.11 and 2.12, such chair shall have the power and duty to declare that the nomination of such proposed nominee shall be void and disregarded.

ARTICLE III
DIRECTORS

3.1Number.

Except as otherwise fixed pursuant to the provisions of the Articles of Incorporation, the number of directors shall be fixed from time to time exclusively by resolutions adopted by the board of directors; provided, however, that the number of directors shall at no time be less than three (3) nor more than fifteen (15); provided, however, that no decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director; and provided, further, that a newly created directorship established by the election of an additional member of the board by the board of directors shall be deemed to automatically increase the size of the board by one (1).

3.2Chair of the Board.

The chair, if present, shall preside at all meetings of shareholders and of the board and shall perform all duties incident to the office of chair of the board and all such other duties as may from time to time be assigned to the chair by the board or by these bylaws.

3.3Election and Terms.

A director shall hold office until the annual shareholders’ meeting for the year in which the director’s term expires and thereafter until a successor shall be elected and qualified, subject, however, to such director’s prior death, resignation, retirement, disqualification or removal from office.

3.4Newly Created Directorships and Vacancies.

Except as otherwise fixed pursuant to the provisions of the Articles of Incorporation, newly created directorships resulting from any increase in the number of directors and any vacancies on the board of directors resulting from death, resignation, disqualification, removal or other cause shall be filled by (i) the board of directors, (ii) the affirmative vote of a majority of the remaining directors then in office or a sole remaining director, even though less than a quorum of the board of directors, or (iii) by the shareholders at the next annual meeting or at a special meeting called for that purpose. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the new directorship which was created or the unexpired term of the director’s predecessor in office in which the vacancy occurred and until such director’s successor shall have been elected and qualified.

3.5Meetings of Directors.

Meetings of the board of directors shall be held at such times and places as the board of directors may from time to time determine. A regular or special meeting of the board of directors may be held in or out of the State of Colorado or by means of remote communication without designating a place.

3.6Notice of Meetings.

Notice of meetings of the board of directors shall be given to each director at the director’s usual place of business or at such other address as shall have been furnished by the director for such purpose. Such notice shall be properly and timely given if it is: (i) deposited in the United States mail not later than the third calendar day preceding the date of the meeting or (ii) personally delivered, telegraphed, sent by facsimile or electronic transmission or communicated by telephone at least twenty-four hours before the time of the meeting. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting.

3.7Waiver.

Attendance of a director at a regular or special meeting of the board of directors shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and does not thereafter vote for or assent to action taken at the meeting. A written waiver of notice signed by a director or directors entitled to such notice, whether before, at, or after the time for notice or the time of the meeting, shall be equivalent to the giving of such notice. Such waiver shall be delivered to the secretary for filing with the corporate records, but such delivery and filing shall not be conditions of the effectiveness of the waiver.

3.8Quorum and Voting.

Except as may be otherwise provided by law, the Articles of Incorporation or in these bylaws, the presence of a majority of the total number of directors then in office immediately before the meeting begins shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the board of directors, and the affirmative act of a majority of the directors present at a meeting at which a quorum is present shall be deemed the act of the board of directors. Less than a quorum may adjourn any meeting of the board of directors from time to time without notice. A director who is present at the meeting of the board of directors when corporate action is taken is deemed to have assented to all action taken at the meeting unless: (i) the director objects at the beginning of the meeting, or promptly upon his/her arrival, to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to any action taken at the meeting; (ii) the director contemporaneously requests that the director’s dissent or abstention as to any specific action taken be entered in the minutes of the meeting; or (iii) the director causes written notice of the his/her dissent or abstention as to any specific action to be received by the presiding officer of the meeting before the adjournment of the meeting or by the secretary (or, if the director is the secretary, by another director) promptly after adjournment of the meeting. The right of dissent or abstention as to a specific action in not available to a director who votes in favor or the action taken.

3.9Powers.

The business, property and affairs of the Corporation shall be managed by or under the direction of its board of directors, which shall have and may exercise all the powers of the Corporation to do all such lawful acts and things as are not by law, by the Articles of Incorporation or by these bylaws, directed or required to be exercised or done by the shareholders.

3.10Compensation of Directors.

Directors shall receive such compensation for their services as shall be determined by a majority of the entire board of directors, provided that directors who are serving the Corporation as officers or employees and who receive compensation for their services as such officers or employees shall not receive any salary or other compensation for their services as directors.

3.11Action Without a Meeting.

Unless otherwise restricted by the Articles of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or any committee thereof may be taken without a meeting if written consent thereto is signed by all members of the board of directors or such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee. Any such consent may be signed in counterparts and shall be effective on the date of the last signature thereon unless otherwise provided therein or unless, before such time as the last director signs, any director has revoked his/her consent by a writing received by the secretary of the corporation. Action taken pursuant to written consent has the same effect as action taken at a meeting of directors and may be described as such in any document.

ARTICLE IV
COMMITTEES

4.1Designation of Committees.

The board of directors may establish committees for the performance of delegated or designated functions to the extent permitted by law, each committee to consist of one or more members of the board of directors. The creation of a committee and appointment of members to it shall require approval by a majority of all the directors in office when the action is taken.

4.2Committee Powers and Authority.

The board of directors may provide, by resolution or by amendment to these bylaws, that a committee may exercise all the power and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that a committee may not exercise the power or authority of the board of directors in reference to authorizing distributions; approving or proposing to shareholders action that the Act require to be approved by shareholders; amending the Articles of Incorporation; filling vacancies on the board of directors or on any of its committees; approving a plan of merger or conversion not requiring shareholder approval; authorizing or approving reacquisition of shares except according to a formula or method prescribed by the board of directors; authorizing or approving the issuance or sale of shares, or a contract for the sale of shares, or determination of the designation and relative rights, preferences, and limitations of a class or series of shares, except that the board of directors may authorize a committee or an officer to do so within limits specifically prescribed by the board of directors; or adopting, amending or repealing these bylaws.

4.3Committee Procedures.

To the extent the board of directors or the committee does not establish other procedures for the committee, each committee shall be governed by the procedures established in Article III of these bylaws, as if the committee were the board of directors.

4.4Director Responsibility.

The creation of, delegation of authority to, or action by committee does not alone constitute compliance by a director with the standards of conduct described in section 7-108-401 of the Act.

ARTICLE V
OFFICERS

5.1General.

The officers of the Corporation shall be appointed or elected by the board of directors. The officers shall be a chief executive officer, a president, a secretary, a chief financial officer, and such other officers and assistant officers as the board of directors may from time to time determine.

5.2Powers and Duties.

The powers and duties of the officers of the Corporation shall be as provided from time to time by resolution of the board of directors or by direction of an officer authorized by the board of directors to prescribe the duties of other officers. In the absence of such resolution, the respective officers shall have the powers and shall discharge the duties customarily and usually held and performed by like officers of corporations similar in organization and business purposes to the Corporation subject to the control of the board of directors.

5.3Term of Office, Resignation.

All officers, agents and employees of the Corporation shall hold their respective offices or positions at the pleasure of the board of directors and may be removed at any time by the board of directors with or without cause. Any officer may resign at any time by giving written notice of his resignation to the chief executive officer, the president, or to the secretary, and acceptance of such resignation shall not be necessary to make it effective unless the notice so provides. Any vacancy occurring in any office shall be filled by the board of directors.

ARTICLE VI
INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

6.1Definitions.

As used in this Article VI:

(a)“Corporation” includes any domestic or foreign entity that is a predecessor of the Corporation by reason of a merger or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.

(b)“Director” means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation’s request as a director, an officer, an agent, an associate, an employee, a fiduciary, a manager, a member, a partner, a promoter, or a trustee of, or in any other capacity with, another person or an employee benefit plan. A director is considered to be serving an employee benefit plan at the Corporation’s request if the director’s duties to the Corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. “Director” includes, unless the context requires otherwise, the estate or personal representative of a deceased director.

(c)“Expenses” includes counsel fees.

(d)“Liability” means the obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses.

(e)“Official capacity” means, when used with respect to a director, the office of director in the Corporation and, when used with respect to a person other than a director as contemplated in Section 6.7 of these bylaws, the office in the Corporation held by the officer or the employment, fiduciary, or agency relationship undertaken by the employee, fiduciary, or agent on behalf of the Corporation. “Official capacity” does not include service for any other domestic or foreign corporation or other person or employee benefit plan.

(f)“Party” includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

(g)“Proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative and whether formal or informal.

6.2Authority to Indemnify Directors.

(a)Except as provided in Section 6.2(d), the Corporation shall indemnify an individual made a party to a proceeding, because the individual is or was a director, against liability incurred in the proceeding if:

(i)The individual conducted himself or herself in good faith; and

(ii)The individual reasonably believed:

(A)In the case of conduct in an official capacity with the Corporation, that his or her conduct was in the Corporation’s best interests; and

(B)In all other cases, that such conduct was at least not opposed to the Corporation’s best interests; and

(iii)In the case of any criminal proceeding, the individual had no reasonable cause to believe his or her conduct was unlawful.

(b)A director’s conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirement of Section 6.2(a)(ii)(B). A director’s conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of Section 6.2(a)(i).

(c)The termination of a proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the director did not meet the relevant standard of conduct described this Section 6.2.

(d)Except to the extent authorized by a court as provided in the Act, the Corporation may not indemnify a director under this Section 6.2:

(i)In connection with a proceeding by or in the right of the Corporation in which the director was adjudged liable to the Corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under Section 6.2(a); or

(ii)In connection with any other proceeding charging that the director derived an improper individual benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper individual benefit.

(e)Indemnification permitted under this Section 6.2 in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the proceeding.

6.3Mandatory Indemnification of Directors.

The Corporation shall indemnify an individual who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the individual was a party because the individual is or was a director, against reasonable expenses incurred by the individual in connection with the proceeding.

6.4Advance of Expenses to Directors.

(a)The Corporation shall, before final disposition of a proceeding, pay for or reimburse the reasonable expenses incurred by an individual who is a party to a proceeding because that person is a director within ten (10) days after receipt by the Corporation of a statement or statements reasonably evidencing the expenses incurred, if:

(i)(A)The director delivers to the Corporation a written affirmation of the director’s good faith belief that the director has met the relevant standard of conduct described in Section 6.2; or

(B)The proceeding involves conduct for which liability has been eliminated under a provision of the Articles of Incorporation as authorized by the Act; and

(ii)The director delivers to the Corporation a written undertaking, executed personally or on the director’s behalf, to repay any funds advanced if the director is not entitled to mandatory indemnification under Section 6.3 and it is ultimately determined under Section 6.5 or Section 6.6 that the director has not met the relevant standard of conduct described in Section 6.2.

(b)The undertaking required by Section 6.4(a)(ii) shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

(c)Authorizations of payments under this Section 6.4 shall be made in the manner specified in Section 6.6.

6.5Court-Ordered Indemnification and Advance of Expenses.

Notwithstanding a determination that the director did not meet the standard of conduct set forth in Section 6.2(a) or the fact that the director was adjudged liable in the circumstances described in Section 6.2(d), a director who is or was a party to a proceeding may apply for indemnification or advancement of expenses to the court conducting the proceeding or to another court of competent jurisdiction. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that the director is entitled to indemnification hereunder, nor an actual determination by the Corporation that the director is not entitled to indemnification hereunder, shall be a defense to the action or create any presumption that such individual is not entitled to indemnification hereunder.

6.6Determination and Authorization of Indemnification of Directors.

(a)Except to the extent authorized by a court as provided in the Act, the Corporation shall not indemnify a director under Section 6.2 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in Section 6.2. The Corporation shall not advance expenses to a director under Section 6.4 unless authorized in the specific case after the written affirmation and undertaking required by Section 6.4(a)(i) and 6.4(a)(ii) are received.

(b)The determinations required by Section 6.6(a) shall be made:

(i)If there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors, a majority of whom constitute a quorum for this purpose, or by a majority vote of a committee of the board of directors appointed by such a vote, which committee consists of two or more disinterested directors;

(ii)By independent legal counsel selected in the manner specified in Section 6.6(b)(i) of this section or, if there are fewer than two disinterested directors, by independent legal counsel selected by a majority vote of the full board of directors; or

(iii)By the shareholders, but shares owned by or voted under the control of a director who at the time is not a disinterested director may not be voted on the determination.

(c)Authorization of indemnification and an advance of expenses must be made in the same manner as the determination that indemnification or an advance of expenses is permissible; except that, if the determination that indemnification or an advance of expenses is permissible is made by independent legal counsel, authorization of indemnification and an advance of expenses must be made by the body that selected the counsel.

(d)Any indemnification requested by a director under Section 6.2 shall be made no later than forty-five (45) days after receipt of the written request of such individual unless a determination is made within said forty-five (45) day period by the individuals authorized pursuant to Section 6.6 that such director is not entitled to indemnification hereunder.

6.7Indemnification of Officers, Employees, Fiduciaries, and Agents.

(a)The Corporation shall indemnify and advance expenses to an officer to the same extent as a director.

(b)The Corporation may indemnify and advance expenses to an employee, fiduciary or agent of the Corporation to the same extent as to a director.

(c)The Corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to such further extent as may be provided for by the Articles of Incorporation, these bylaws, general or specific action of the board of directors or shareholders, or contract. This Section 6.7(c) applies to an officer who is also a director if the basis on which the officer is made a party to the proceeding is an act or omission solely as an officer.

6.8Insurance.

The Corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the Corporation, or who, while a director, officer, employee, fiduciary, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, agent, associate, employee, fiduciary, manager, member, partner, promoter, or trustee of, or in any other capacity with, another person or an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from the person’s status as a director, officer, employee, fiduciary, or agent, whether or not the Corporation would have power to indemnify the person against the same liability under Section 6.2, 6.3 or 6.7. Any such insurance may be procured from any insurance company designated by the board of directors, whether the insurance company is formed under the law of the State of Colorado or any other jurisdiction of the United States or elsewhere, including any insurance company in which the Corporation has an equity or any other interest through stock ownership or otherwise.

Notice to Shareholders of Indemnification of Director.

If the Corporation indemnifies or advances expenses to a director under this Article VI in connection with a proceeding by or in the right of the Corporation, the Corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders meeting. If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

6.10Settlements.

Costs, charges, or expenses of investigating or defending a proceeding for which indemnity will be sought hereunder may be incurred without the Corporation’s consent, provided that no settlement of any such proceeding may be made without the Corporation’s consent, which consent shall not be unreasonably withheld.

6.11Subrogation.

In the event of payment under these bylaws, the indemnifying party or parties shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnified individual therefor and such indemnified individual shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the indemnifying party or parties to effectively bring suit to enforce such rights.

6.12Presumptions.

In making a determination with respect to entitlement to indemnification hereunder, the individual or individuals or entity making such determination shall presume that such individual is entitled to indemnification under this Article VI, and the Corporation shall have the burden of proof to overcome that presumption in connection with the making by any individual, individuals or entity of any determination contrary to that presumption.

6.13Exception to Right of Indemnification or Advancement of Expenses.

Notwithstanding any other provision of these bylaws, no individual shall be entitled to indemnification or advancement of expenses under these bylaws with respect to any proceeding brought by such individual, unless the bringing of such proceeding or making of such claim shall have been approved by the board of directors.

6.14Contract.

The foregoing provisions of this Article VI shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while this bylaw is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

The foregoing rights of indemnification shall not be deemed exclusive of any other rights to which any director or officer may be entitled apart from the provisions of this Article VI.

6.15Surviving Corporation.

The board of directors may provide by resolution that references to “the Corporation” in this Article VI shall include, in addition to this Corporation, all constituent corporations absorbed in a merger with this Corporation so that any individual who was a director or officer of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, partner, manager, member, trustee, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other entity shall stand in the same position under the provisions of this Article VI with respect to this Corporation as such individual would if such individual had served this Corporation in the same capacity or is or was so serving such other entity at the request of this Corporation, as the case may be.

ARTICLE VII
CAPITAL STOCK

7.1Certificates.

Shares of stock of the Corporation shall be represented by certificates, or shall be uncertificated shares that may be evidenced by a book-entry system, or a combination of both. Each certificate shall be signed by or in the name of the Corporation by (i) the chief executive officer, the president, or any executive vice president or vice president and (ii) the secretary or an assistant secretary. Any or all the signatures on the certificate may be a facsimile. The rights and obligations of shareholders are not affected by the fact that their shares are not represented by certificates. Within a reasonable time after the issuance or transfer of shares without certificates, the Corporation shall send to the shareholder a written statement of the information required on certificates by the Act. An authorization to evidence shares without certificates does not affect shares already represented by certificates until the certificates are surrendered to the Corporation.2

7.2Facsimile Signatures.

In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he, she or it was such officer, transfer agent, or registrar at the date of issue.

7.3Registered Shareholders.

The Corporation shall be entitled to treat the holder of record of any share or shares of stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has actual or other notice thereof, except as provided by law.

7.4Cancellation of Certificates.

All certificates surrendered to the Corporation shall be canceled and, except in the case of lost, stolen or destroyed certificates, no new certificates shall be issued until the former certificate or certificates for the same number of shares of the same class of stock have been surrendered and canceled.

7.5Lost, Stolen, or Destroyed Certificates.

The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the person claiming the certificate or certificates to be lost, stolen, or destroyed. In its discretion, and as a condition

2 This language is in the statute. By adding it to the bylaws, it gives the Corporation something else to point to when Broadridge attempts to escheat certificated shares that are still being voted on a regular basis contrary to Colorado’s escheatment statute.

precedent to the issuance of any such new certificate or certificates, the board of directors may require that the owner of such lost, stolen or destroyed certificate or certificates, or such person’s legal representative, give the Corporation and its transfer agent or agents, registrar or registrars a bond in such form and amount as the board of directors may direct as indemnity against any claim that may be made against the Corporation and its transfer agent or agents, registrar or registrars on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.

7.6Transfer of Shares.

Certificated shares of stock shall be transferable on the books of the Corporation by the holder thereof, in person or by duly authorized attorney, upon the surrender of the certificate or certificates representing the shares to be transferred, properly endorsed, with such proof or guarantee of the authenticity of the signature as the Corporation or its agents may reasonably require. Uncertificated shares shall be transferable on the books of the Corporation upon the written instruction from the registered owner of such uncertificated shares or from a duly authorized attorney with such proof or guarantee of the authenticity of such instructions as the Corporation or its agents may reasonably require.

7.7Transfer Agents and Registrars.

The Corporation may have one or more transfer agents and one or more registrars of its stock, whose respective duties the board of directors may, from time to time, define. No certificate of stock shall be valid until countersigned by a transfer agent, if the Corporation shall have a transfer agent, or until registered by the registrar, if the Corporation shall have a registrar. The duties of transfer agent and registrar may be combined.

ARTICLE VIII
SEAL

8.1Seal.

The board of directors may adopt and provide a seal which shall be circular in form and shall bear the name of the Corporation and the words “Seal” and “Colorado,” and which, if adopted, shall constitute the corporate seal of the Corporation.

ARTICLE IX
FISCAL YEAR

9.1Fiscal Year.

The fiscal year for the Corporation shall be determined from time to time by the board of directors.

ARTICLE X
AMENDMENTS

10.1Amendments.

Subject to the provisions of the Articles of Incorporation, these bylaws may be altered, amended, or repealed at any regular meeting of the shareholders (or at any special meeting thereof duly called for that purpose) by a majority vote of the shares represented and entitled to vote at such meeting, provided that in the notice of such special meeting, notice of such purpose shall be given. Subject to the laws of the State of Colorado, the Articles of Incorporation and these bylaws, the board of directors may, by majority vote of those present at any meeting at which a quorum is present, amend these bylaws or enact such other bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation. The board of directors shall have the power to amend or repeal any bylaw adopted by the shareholders unless such power is prohibited by the laws of the State of Colorado, the Articles of Incorporation or by a provision in these bylaws adopted by shareholders specifying particular provisions of the bylaws which may not be amended by the board of directors.